Exhibit 99.1

PRESS RELEASE

AbbVie and Immunome Announce Strategic Collaboration to Discover Multiple Novel Oncology Targets

- Multi-year collaboration to identify up to 10 novel target-antibody pairs leveraging Immunome’s Discovery Engine

- Immunome to receive $30M upfront payment with potential for further platform access and option payments as well as development, commercial, and sales-based milestones, and tiered royalties

NORTH CHICAGO, Ill, and EXTON, Pa., January 6, 2023 – AbbVie (NYSE: ABBV) and Immunome, Inc. (Nasdaq: IMNM), a clinical-stage biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, today announced a worldwide collaboration and option agreement directed to the discovery of up to 10 novel antibody-target pairs arising from three specified tumor types using Immunome’s Discovery Engine.

“Partnering with Immunome represents AbbVie’s commitment to developing and commercializing novel treatment approaches for solid tumors,” said Steve Davidsen, Ph.D., vice president, oncology discovery research, AbbVie. “Immunome’s approach has the potential to unlock novel cancer biology and yield multiple therapeutic candidates. We look forward to utilizing their Discovery Engine to enhance our existing oncology pipeline.”

“This collaboration with AbbVie, a true leader in the development and commercialization of oncology therapeutics, demonstrates the strength of Immunome’s Discovery Engine,” said Purnanand Sarma, Ph.D., president and CEO of Immunome. “AbbVie shares our vision of harnessing the power of the human immune response to yield novel and first-in-class therapeutics that represent a shift in the cancer discovery paradigm. We are delighted to be working with AbbVie and look forward to leveraging their vast development and commercialization expertise in bringing new therapies to patients suffering from life-threatening cancers. This collaboration fits well within Immunome’s strategy to maximize the new drug discovery potential of our Discovery Engine through partnerships across multiple therapeutic segments, in addition to advancing our own proprietary pipeline.”

Under the terms of the agreement, Immunome will grant AbbVie the option to purchase worldwide rights for up to 10 novel target-antibody pairs arising from the selected tumors. Immunome will receive an upfront payment of $30M and will be eligible to receive additional platform access payments in the aggregate amount of up to $70M based on AbbVie’s election for Immunome to continue research using its Discovery Engine. Immunome is also eligible to receive development and first commercial sale milestones of up to $120M per target with respect to certain products derived from target-antibody pairs that AbbVie elects to purchase, with potential for further sales-based milestones as well as tiered royalties on global sales.

About AbbVie

AbbVie’s mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people’s lives across several key therapeutic areas: immunology, oncology, neuroscience, eye care, virology and gastroenterology, in addition to products and services across its Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook, Instagram, YouTube and LinkedIn

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is on discovering and developing therapeutics in oncology internally and in collaboration with our partners. For more information, please visit www.immunome.com or follow us on Twitter and LinkedIn.

About Immunome’s Discovery Engine

Immunome’s proprietary Discovery Engine identifies novel therapeutic antibodies and their targets by leveraging memory B cells, highly educated components of the immune system, isolated from patients. Memory B cells are key elements in the human immune system response to disease as they produce specific, high-affinity antibodies that bind to cancer antigens or pathogens. Immunome’s Discovery Engine incorporates high-throughput screening to enable efficient, unbiased, broad, and deep functional evaluation of patient memory B cell repertoires to identify antibodies directed at novel targets. The functional data we generate differentiates our approach from those that use deep sequencing of B cells to identify dominant clones that are common within and across patients and assumes genomic dominance is a hallmark of therapeutic utility.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding, among other things: Immunome’s and its collaborators’ ability to achieve anticipated discovery, development and commercial milestones the timing and results of preclinical studies and clinical trials; clinical plans; general regulatory actions; translation of preclinical data into clinical safety and efficacy; and therapeutic potential and benefits of, and possible need and demand for, product candidates that are not historical fact. Forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “suggest,” “can,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the fact that research and development data are subject to differing interpretations and assessments; Immunome’s ability to execute on its strategy, including collaborations with third parties, including with respect to its R&D efforts, IND submissions and other regulatory filings, timing of these filings and the timing and nature of governmental authority feedback regarding the same, initiation and completion of any clinical studies, confirmatory testing and other anticipated milestones as and when anticipated; the effectiveness of Immunome’s product candidates, including the possibility that further preclinical data and any clinical trial data may be inconsistent with the data used for advancing the product candidates and that further variants of concern could emerge; Immunome’s ability to fund operations and raise capital; Immunome’s reliance on vendors; Immunome’s relationships with its collaborators; the competitive landscape; the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 28, 2022, and elsewhere in Immunome’s other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. In this press release, we may discuss our current and potential future product candidates that have not yet completed clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority, including expectations about their therapeutic potential and benefits thereof. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

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Contacts:

AbbVie

Media

Frank Benenati

(847) 938-8745

Investors

Liz Shea

(847) 935-2211

Immunome:

Media

Gwen Schanker

Account Supervisor

LifeSci Communications

gschanker@lifescicomms.com

Investors

Laurence Watts

Managing Director

Gilmartin, LLC

laurence@gilmartinir.com